Exhibit 99.2

Semler Scientific® Announces Pricing of Upsized Offering of $85.0 Million Convertible Senior Notes

SANTA CLARA, CA – January 24, 2025 – Semler Scientific, Inc. (Nasdaq: SMLR) today announced the pricing of its offering of $85.0 million aggregate principal amount of 4.25% convertible senior notes due 2030 (the “notes”) in a private offering (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $75.0 million aggregate principal amount of notes. Semler Scientific also granted the initial purchasers of the notes an option to purchase, during a 13-day period beginning on, and including, the first date on which the notes are issued, up to an additional $15.0 million principal amount of notes. The sale of the notes is expected to close on January 28, 2025, subject to satisfaction of customary closing conditions.

Key Elements of the Transaction

•	Upsized $85.0 million 4.25% convertible senior notes offering (25% conversion premium)

•	Capped call transactions entered into in connection with the offering with an initial cap price of approximately $107.01 per share of Semler Scientific’s common stock, which represents a premium of approximately 75% over the last reported sale price of the common stock on January 23, 2025

Additional Details of the Convertible Notes

The notes will be senior unsecured obligations of Semler Scientific and will accrue interest payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2025, at a rate of 4.25% per year. The notes will mature on August 1, 2030, unless earlier converted, redeemed or repurchased. The initial conversion rate of the notes will be 13.0826 shares of Semler Scientific’s common stock per $1,000 principal amount of such notes (equivalent to an initial conversion price of approximately $76.44 per share). The initial conversion price of the notes represents a premium of approximately 25% over the last reported sale price of Semler Scientific’s common stock on the Nasdaq Capital Market on January 23, 2025. Upon conversion, Semler Scientific will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election.

Semler Scientific may not redeem the notes prior to August 4, 2028. Semler Scientific may redeem for cash all or any portion of the notes (subject to certain limitations), at its option, on or after August 4, 2028 and prior to the 21st scheduled trading day immediately preceding the maturity date, if the last reported sale price of Semler Scientific’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Semler Scientific provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

If Semler Scientific undergoes a “fundamental change” (as defined in the indenture that will govern the notes), then, subject to certain conditions and limited exceptions, holders may require Semler Scientific to repurchase for cash all or any portion of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, upon certain corporate events that occur prior to the maturity date of the notes or if Semler Scientific delivers a notice of redemption in respect of some or all of the notes, it will, under certain circumstances, increase the conversion rate of the notes for holders who elect to convert their notes in connection with such a corporate event or convert their notes called (or deemed called) for redemption during the related redemption period, as the case may be.

Use of Proceeds

Semler Scientific estimates that the net proceeds from the offering will be approximately $81.4 million (or approximately $95.8 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and estimated offering expenses payable by Semler Scientific. Semler Scientific intends to use approximately $6.6 million of the net proceeds from the offering to pay the cost of the capped call transactions that it entered into as described below and the remainder of the net proceeds for general corporate purposes, including the acquisition of bitcoin.

Capped Call Transactions

In connection with the pricing of the notes, Semler Scientific entered into privately negotiated capped call transactions (the “capped call transactions”) with certain financial institutions (the “option counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of Semler Scientific’s common stock that will initially underlie the notes. The capped call transactions are expected to offset the potential dilution to Semler Scientific’s common stock as a result of any conversion of notes, with such reduction subject to a cap. The cap price of the capped call transactions relating to the notes will initially be approximately $107.01, which represents a premium of approximately 75% over the last reported sale price of Semler Scientific’s common stock on the Nadaq Capital Market on January 23, 2025, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, Semler Scientific expects to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, Semler Scientific expects that the option counterparties and/or their respective affiliates may enter into various derivative transactions with respect to its common stock and/or purchase its common stock in secondary market transactions concurrently with or shortly after the pricing of the notes, including with certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of Semler Scientific’s common stock or the notes at that time.

In addition, Semler Scientific expects that the option counterparties and/or their respective affiliates may modify or unwind their hedge positions by entering into or unwinding various derivative transactions and/or purchasing or selling Semler Scientific’s common stock or other securities of Semler Scientific in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date of the capped call transactions, which are scheduled to occur during the observation period relating to any conversion of the notes on or after May 1, 2030 that is not in connection with a redemption, or following Semler Scientific’s election to terminate any portion of the capped call transactions in connection with any repurchase, redemption, exchange or early conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Semler Scientific’s common stock or the notes, which could affect a noteholder’s ability to convert its notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that a noteholder will receive upon conversion of its notes.

Neither the notes, nor any shares of Semler Scientific’s common stock issuable upon conversion of the notes, have been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons, absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Semler Scientific

Semler Scientific, Inc. is a pioneer in developing and marketing technology products and services to healthcare providers to combat chronic diseases. Its flagship product, QuantaFlo®, which is patented and cleared by the U.S. Food and Drug Administration (FDA), is a rapid point-of-care test that measures arterial blood flow in the extremities. The QuantaFlo test aids in the diagnosis of cardiovascular diseases, such as peripheral arterial disease (PAD), and Semler Scientific is seeking a new 510(k) clearance for expanded indications. QuantaFlo is used by healthcare providers to evaluate their patient’s risk of mortality and major adverse cardiovascular events (MACE). Semler Scientific also invests in Bitcoin and has adopted Bitcoin as its primary treasury asset.

Forward-Looking Statements

This press release contains “forward-looking” statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words “believe,” “goal,” “may,” “will,” “intend,” “expect,” “anticipate,” “estimate,” “project,” “would,” “could” or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this release include express or implied statements about the closing of the offering of the notes and capped call transactions, the potential impact of the foregoing or related transactions on dilution to holders of our common stock, the market price of our common stock or the notes, and the anticipated use of proceeds from the offering. Such forward-looking statements are subject to a number of risks and uncertainties that could cause Semler Scientific’s actual results to differ materially from those discussed here, including but not limited to whether we will consummate the offering of notes on the expected terms or at all, which could differ or change based upon market conditions or for other reasons, and the other risk factors detailed in Semler Scientific's filings with the Securities and Exchange Commission. These forward-looking statements involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward-looking statements contained in this press release are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date of this press release and Semler Scientific assumes no obligation to update or revise these statements unless otherwise required by law.

Investor Relations Contact:

Renae Cormier

Chief Financial Officer

ir@semlerscientific.com